EXHIBIT 4.7

DEVON ENERGY CORPORATION

TO

[___],

as Trustee

INDENTURE

(For Subordinated Debt Securities)

Dated as of [        ], 20[        ]

TABLE OF CONTENTS

RECITAL OF THE COMPANY

i

ARTICLE XI

CONSOLIDATION, MERGER, CONVEYANCE OR OTHER TRANSFER

Section 11.01	Company May Consolidate, Etc., Only on Certain Terms	63
Section 11.02	Successor Corporation Substituted	63

ARTICLE XII

SUPPLEMENTAL INDENTURES

Section 12.01	Supplemental Indentures Without Consent of Holders	64
Section 12.02	Supplemental Indentures With Consent of Holders	65
Section 12.03	Effect of Supplemental Indentures	67
Section 12.04	Conformity With Trust Indenture Act	68
Section 12.05	Reference in Debt Securities to Supplemental Indentures	68
Section 12.06	Modification Without Supplemental Indenture	68
Section 12.07	Execution of Supplemental Indentures	68

ARTICLE XIII

MEETINGS OF HOLDERS; ACTION WITHOUT MEETING SECTION

Section 13.01	Purposes for Which Meetings May be Called	68
Section 13.02	Call, Notice and Place of Meetings	69
Section 13.03	Persons Entitled to Vote at Meetings	69
Section 13.04	Quorum; Action	69
Section 13.05	Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings	70
Section 13.06	Counting Votes and Recording Action of Meetings	71
Section 13.07	Action Without Meeting	72

ARTICLE XIV

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 14.01	Liability Solely Corporate	72

v

INDENTURE (For Subordinated Debt Securities), dated as of [    ], 20[    ], between DEVON ENERGY CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 20 North Broadway, Suite 1500, Oklahoma City, Oklahoma 73102-8260, and [            ], having its principal corporate trust office at [            ], Attention: [            ], as Trustee (herein called the “Trustee”).

RECITAL OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its subordinated debentures, notes or other evidences of indebtedness (herein called the “Debt Securities”)[, including securities issued to evidence loans made to the Company from the proceeds of the issuance from time to time by one or more business trusts (each a “Trust”) of undivided preferred beneficial interests in the assets of such Trusts (the “Trust Preferred Securities”) and common undivided interests in the assets of such Trust (the “Trust Common Securities” and, together with the Trust Preferred Securities, the “Trust Securities”)], in an unlimited aggregate principal amount, to be issued in one or more series as contemplated herein; and all acts necessary to make this Indenture a valid and legally binding agreement of the Company have been performed.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to them in Article I of this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debt Securities or of series thereof, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article IX, are defined in that Article.

“Act”, when used with respect to any Holder of a Debt Security, has the meaning specified in Section 1.04.

“Additional Interest” means the interest, if any, that shall accrue on any interest on the Debt Securities of any series the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the rate per annum specified or determined as specified in such Debt Security.

“Additional Amounts” means any additional amounts which are required hereby or by any Debt Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes, assessments or other governmental charges imposed on Holders specified therein and which are owing to such Holders.

[“Administrator” means, in respect of any Trust, each Person appointed in accordance with the related Trust Agreement, solely in such Person’s capacity as Administrator of such Trust and not in such Person’s individual capacity, or any successor Administrator appointed as therein provided.]

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person (other than the Company or an Affiliate of the Company) authorized by the Trustee pursuant to Section 9.15 to act on behalf of the Trustee to authenticate one or more series of Debt Securities or Tranche thereof.

“Authorized Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or any other duly authorized officer of the Company.

“Board of Directors” means either the board of directors of the Company or any committee thereof duly authorized to act or any director or directors and/or officer or officers of the Company to whom that board or committee shall have duly delegated its authority in respect of matters relating to this Indenture.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to a Place of Payment or any other particular location specified in the Debt Securities or this Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies [(including, with respect to the Debt Securities of a series initially issued to a Trust, the “Corporate Trust Office,” as defined in the related Trust Agreement, of the Property Trustee or the Delaware Trustee under the related Trust Agreement)] in such Place of Payment or other location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified as contemplated by Section 3.01.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the date of execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body, if any, performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Authorized Officer and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution and delivery of this Indenture is located at [            ].

“corporation” means a corporation, association, company, limited liability company, joint stock company or business trust.

[“Creditor” has the meaning specified in Section 9.07.]

“Debt Securities” has the meaning stated in the first recital of this Indenture and more particularly means any securities authenticated and delivered under this Indenture.

“Debt Security Register” and “Debt Security Registrar” have the respective meanings specified in Section 3.05.

“Defaulted Interest” has the meaning specified in Section 3.07.

[“Delaware Trustee” means, with respect to any Trust, the Person identified as the “Delaware Trustee” in the related Trust Agreement, solely in its capacity as Delaware Trustee of such Trust under such Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware trustee appointed as therein provided.]

“Depositary” shall mean, with respect to Debt Securities of any series, for which the Company shall determine that such Debt Securities will be issued in the form of one or more Global Securities, DTC, another clearing agency, or any successor registered as a clearing agency under the Exchange Act or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to Section 2.03(c).

“Designated Trustee Office” means any office or offices of the Trustee or any Affiliate, servicer or other agent of the Trustee from time to time established by the Trustee in its discretion as the location at which particular actions or functions (for example, registration of securities and paying agent responsibilities) will occur. The Trustee shall, upon the written request of the Company or any Holder, provide the Company or such Holder with a written list of its Designated Trustee Offices hereunder.

“Discharge” has the meaning specified in Section 7.03.

“Discount Debt Security” means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 8.02. “Interest” with respect to a Discount Debt Security means interest, if any, borne by such Debt Security at a Stated Interest Rate.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company, Inc. and its successors.

“Eligible Obligations” means, with respect to Debt Securities denominated in a currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Debt Securities, as contemplated by Section 3.01.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

[“Extension Period” has the meaning specified in Section 3.13.]

“GAAP” means generally accepted accounting principles in effect in the United States as in effect from time to time; provided, however if the Company is required by the Commission to adopt (or is permitted to adopt and so adopts) a different accounting framework, including but not limited to the International Financial Reporting Standards, “GAAP” shall mean such new accounting framework as in effect from time to time, including, without limitation, in each case, those accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

“Global Security” shall mean, with respect to the Debt Securities, a Debt Security executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture, which shall be registered in the name of the Depositary or its nominee.

“Governmental Authority” means the government of the United States or of any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.

[“Guarantee” means, with respect to any Trust, the guarantee agreement executed by the Company for the benefit of the Holders of the Trust Preferred Securities issued by such Trust as modified, amended or supplemented from time to time.]

“Holder” means a Person in whose name a Debt Security is registered in the Debt Security Register.

“Indebtedness” means any indebtedness of a Person for money borrowed that, in accordance with GAAP, would be reflected on the balance sheet of such Person as a liability on the date as of which Indebtedness is to be determined.

“Indenture” means this instrument as originally executed and delivered and as it may from time to time be supplemented or amended by one or more indentures or Officer’s Certificates supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Debt Securities established as contemplated by Section 3.01.

“Interest Payment Date,” when used with respect to any Debt Security, means the Stated Maturity of an installment of interest on such Debt Security.

[“Liquidation Amount” means the liquidation amount specified in the applicable related Trust Agreement.]

“Maturity,” when used with respect to any Debt Security, means the date on which the principal of such Debt Security or an installment of principal becomes due and payable as provided in such Debt Security or in this Indenture, whether at the Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.

“Officer’s Certificate” means a certificate signed by an Authorized Officer and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of the Company.

“Original Issue Discount Security” means any Debt Security that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and the regulations thereunder, or any successor provision, and any other Debt Security designated by the Company as issued under original issue discount for United States federal income tax purposes.

“Outstanding,” when used with respect to Debt Securities, means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under this Indenture, except:

(a) Debt Securities theretofore canceled by the Trustee or the Debt Security Registrar or delivered to the Trustee or the Debt Security Registrar for cancellation;

(b) Debt Securities deemed to have been paid in accordance with Section 7.02; and

(c) Debt Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Debt Securities are held by a bona fide purchaser or purchasers in whose hands such Debt Securities are valid obligations of the Company;

provided, however, that in determining whether or not the Holders of the requisite principal amount of the Debt Securities Outstanding under this Indenture, or the Outstanding Debt Securities of any series or Tranche, have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Debt Securities,

(x) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor (unless the Company, such Affiliate or such obligor owns all Debt Securities Outstanding under this Indenture, or all Outstanding Debt Securities of each such series and each such Tranche, as the case may be, determined without regard to this clause (x)) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Debt Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded; provided, however, that Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor; and

(y) the principal amount of a Discount Debt Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 8.02;

provided, further, that, in the case of any Debt Security, the principal of which is payable from time to time without presentment or surrender, the principal amount of such Debt Security that shall be deemed to be Outstanding at any time for all purposes of this Indenture shall be the original principal amount thereof less the aggregate amount of principal thereof theretofore paid.

“Paying Agent” means any Person, including the Company, authorized by the Company to pay the principal of and premium, if any, or interest (including Additional Interest), if any, on any Debt Securities on behalf of the Company.

“Periodic Offering” means an offering of Debt Securities of a series from time to time any or all of the specific terms of which Debt Securities, including without limitation the rate or rates of interest (including Additional Interest), if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Debt Securities.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust or unincorporated organization or any Governmental Authority.

“Place of Payment”, when used with respect to the Debt Securities of any series, or Tranche thereof, means the place or places, specified as contemplated by Section 3.01, at which, subject to Section 6.02, principal of and premium, if any, and interest (including Additional Interest), if any, on the Debt Securities of such series or Tranche are payable.

“Predecessor Debt Security” of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security; and, for the purposes of this definition, any Debt Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debt Security shall be deemed (to the extent lawful) to evidence the same debt as the mutilated, destroyed, lost or stolen Debt Security.

[“Property Trustee” means, with respect to any Trust, the Person identified as the “Property Trustee” in the related Trust Agreement, solely in its capacity as Property Trustee of such Trust under such Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as therein provided.]

“Redemption Date,” when used with respect to any Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Debt Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Debt Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Required Currency” has the meaning specified in Section 3.11.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Senior Indebtedness” means the principal of (and premium, if any) and unpaid interest on (x) Indebtedness of the Company, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed, for money borrowed other than (a) any Indebtedness of the Company which when incurred, and without respect to any election under Section 1111(b) of the Federal Bankruptcy Code, was without recourse to the Company, (b) any Indebtedness of the

Company to any of its Affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a “Financing Entity”) in connection with the issuance by such Financing Entity of preferred securities or other securities that rank pari passu with, or junior to, such preferred securities, (c) Indebtedness to any employee of the Company, (d) any liability for taxes, (e) accounts payable or any other Indebtedness or monetary obligations to trade creditors created or assumed by the Company or any of its subsidiaries in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities) and (f) any Indebtedness of the Company which is expressly subordinate in right of payment to any other Indebtedness of the Company, and (y) renewals, extensions, modifications and refundings of any such Indebtedness. For purposes of the foregoing and the definition of “Senior Indebtedness,” the phrase “subordinated in right of payment” means debt subordination only and not lien subordination, and accordingly, (i) unsecured indebtedness shall not be deemed to be subordinated in right of payment to secured indebtedness merely by virtue of the fact that it is unsecured, and (ii) junior liens, second liens and other contractual arrangements that provide for priorities among Holders of the same or different issues of indebtedness with respect to any collateral or the proceeds of collateral shall not constitute subordination in right of payment. For avoidance of doubt, this definition may be modified or superseded by a supplemental indenture.

“Special Record Date” for the payment of any Defaulted Interest on the Debt Securities of any series means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Interest Rate” means a rate (whether fixed or variable) at which an obligation by its terms is stated to bear interest. Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on a Debt Security shall be made without regard to the effective interest cost to the Company of such Debt Security and without regard to the Stated Interest Rate on, or the effective cost to the Company of, any other indebtedness in respect of which the Company’s obligations are evidenced or secured in whole or in part by such Debt Security.

“Stated Maturity,” when used with respect to any obligation or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal or interest is stated to be due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

“Successor Company” has the meaning specified in Section 3.05.

“Tranche” means a group of Debt Securities which (a) are of the same series and (b) have identical terms except as to principal amount.

[“Trust” has the meaning specified in the first recital of this Indenture.]

[“Trust Agreement” means, with respect to any Trust, the trust agreement or other governing instrument of such Trust.]

[“Trust Common Securities” has the meaning specified in the first recital of this Indenture.]

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force and effect as of the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is succeeded by another statute or is amended after such date, “Trust Indenture Act” shall mean such successor statute or the Trust Indenture Act of 1939, as so amended, to the extent such successor statute or amendment is applicable to this Indenture or to the actions of the Company or the Trustee under or pursuant to this Indenture.

[“Trust Preferred Securities” has the meaning specified in the first recital of this Indenture.]

[“Trust Securities” has the meaning specified in the first recital of this Indenture.]

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until another Person shall have become Trustee with respect to one or more series of Debt Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Debt Securities of any series shall mean the Trustee with respect to Debt Securities of that series.

“U.S. Government Obligations” has the meaning specified in Section 7.03.

“United States” means the United States of America, its territories, its possessions and other areas subject to its political jurisdiction.

Section 1.02 Compliance Certificates and Opinions.

Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

Section 1.03 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion are based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officer’s Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, (except to the extent that such action was a result of willful misconduct or bad faith or had or could be expected to have a material adverse effect on the Holders of any Debt Securities issued hereunder). Without limiting the generality of the foregoing, any Debt Securities issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefits of this Indenture equally and ratably with all other Outstanding Debt Securities.

Section 1.04 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article XIII, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Debt Security, shall be sufficient for any purpose of this Indenture and (subject to Section 9.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 13.06.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) The principal amount (except as otherwise contemplated in clause (y) of the proviso to the definition of Outstanding) and serial numbers of Debt Securities held by any Person, and the date of holding the same, shall be proved by the Debt Security Register.

(d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security.

(e) Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of Debt Securities for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder may be revoked with respect to any or all of such Debt Securities by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

(f) Debt Securities of any series, or any Tranche thereof, authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If the Company shall so determine, new Debt Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debt Securities of such series or Tranche.

(g) If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, election, waiver or other Act, and for that purpose the Outstanding Debt Securities shall be computed as of the record date.

Section 1.05 Notices, Etc. to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered personally to an officer or other responsible employee of the addressee, or transmitted by facsimile transmission or other direct written electronic means to such telephone number or other electronic communications address as the parties hereto shall from time to time designate, or transmitted by certified or registered mail, charges prepaid, to the applicable address set opposite such party’s name below or to such other address as either party hereto may from time to time designate:

If to the Trustee, to:

[            ]

Attention: [            ]

Telephone No.: [            ]

Telecopier No.: [            ]

If to the Company:

Devon Energy Corporation

20 North Broadway, Suite 1500

Oklahoma City, Oklahoma 73102-8260

Attention: General Counsel

Telephone No.: (405) 235-3611

Telecopier No.: (405) 552-4550

Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission or other direct written electronic means, upon date of receipt of the transmission, and if transmitted by certified or registered mail, on the date of receipt.

Section 1.06 Notice to Holders of Debt Securities; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Debt Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Any notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

If Debt Securities of any series have been issued in whole or in part in the form of one or more Global Securities through DTC as Depositary, notice may be provided by delivery of such notice to DTC for posting through its “Legal Notice Service” (LENS) or a successor system thereof.

Section 1.07 Conflict with Trust Indenture Act.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or another provision included in this Indenture which is required to be included in this Indenture by any of the provisions of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

Section 1.08 Effect of Headings and Table of Contents.

The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09 Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10 Separability Clause.

In case any provision in this Indenture or the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11 Benefits of Indenture.

Nothing in this Indenture or the Debt Securities, express or implied, shall give any benefit or any legal or equitable right, remedy or claim under this Indenture to any Person other than (i) the parties hereto; (ii) their successors hereunder; and (iii) the Holders.

Section 1.12 Governing Law; Waiver of Trial by Jury.

This Indenture and the Debt Securities shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

EACH PARTY HERETO, AND EACH HOLDER OF A DEBT SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 1.13 Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Debt Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Debt Securities other than a provision in Debt Securities of any series, or any Tranche thereof, or in the indenture supplemental hereto, Board Resolution or Officer’s Certificate which establishes the terms of the Debt Securities of such series or Tranche, which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

ARTICLE II

DEBT SECURITY FORMS

Section 2.01 Forms Generally.

The definitive Debt Securities of each series shall be in substantially the form or forms thereof established in the indenture supplemental hereto establishing such series or in a Board Resolution establishing such series, or in an Officer’s Certificate pursuant to such supplemental indenture or Board Resolution, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Debt Securities, as evidenced by their execution of the Debt Securities. If the form or forms of Debt Securities of any series are established in a Board Resolution or in an Officer’s Certificate pursuant to an indenture supplement hereto or to a Board Resolution, such Board Resolution and Officer’s Certificate, if any, shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Debt Securities.

Unless otherwise specified as contemplated by Sections 3.01 or 12.01(g), the Debt Securities of each series shall be issuable in registered form without coupons. The definitive Debt Securities shall be produced in such manner as shall be determined by the officers executing such Debt Securities, as evidenced by their execution thereof.

Section 2.02 Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the form set forth below:

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	[ ], as Trustee

By:
Authorized Representative

Section 2.03 Debt Securities Issuable in the Form of a Global Security.

(a) If the Company shall establish pursuant to Section 3.01 that the Debt Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 3.03 and the Company Order delivered to the Trustee thereunder, authenticate and deliver such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Debt Securities of such series to be represented by such Global Security or Securities, (ii) may provide that the aggregate amount of Outstanding Debt Securities represented thereby may from time to time be increased or reduced to reflect exchanges, (iii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iv) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (v) shall bear a legend in accordance with the requirements of the Depositary.

(b) Notwithstanding any other provision of this Section or of Section 3.05, except as contemplated by the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Debt Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 3.05, only to a nominee of the Depositary for such Global Security, or to the Depositary, or to a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

(c) If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as the Depositary for such Global Security or if at any time the Depositary for the Debt Securities for such series shall no longer be eligible or in good standing under the Exchange Act, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Debt Securities of such series in the form of definitive certificates in exchange for such Global Security, will authenticate and deliver Debt Securities of such series in the form of definitive certificates of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security. Such Debt Securities will be issued to and registered in the name of such Person or Persons as are specified by the Depositary.

(1) The Company may at any time and in its sole discretion determine that the Debt Securities of any series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In any such event the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of Debt Securities in the form of definitive certificates in exchange in whole or in part for such Global Security, will authenticate and deliver without service charge to each Person specified by the Depositary Debt Securities in the form of definitive certificates of like tenor and terms in an aggregate principal amount equal to the principal amount of such Global Security representing such series, or the aggregate principal amount of such Global Securities representing such series, in exchange for such Global Security or Securities.

(2) If specified by the Company pursuant to Section 3.01 with respect to Debt Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for Debt Securities in the form of definitive certificates of like tenor and terms on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (A) to each Person specified by such Depositary a new Debt Security or Securities of the same series of like tenor and terms and any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security and (B) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Debt Securities delivered to Holders thereof.

(3) In any exchange provided for in any of the preceding three subparagraphs, the Company shall execute and the Trustee shall authenticate and deliver Debt Securities in the form of definitive certificates in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for Debt Securities in the form of definitive certificates, such Global Security shall be canceled by the Trustee. Except as provided in the immediately preceding subparagraph, Debt Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, acting pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Provided that the Company and the Trustee have so agreed, the Trustee shall deliver such Debt Securities to the Persons in whose names the Debt Securities are so to be registered.

(4) Any endorsement of a Global Security to reflect the principal amount thereof, or any increase or decrease in such principal amount, or changes in the rights of Holders of Outstanding Debt Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the Depositary with respect to such Global Security or in the Company Order delivered or to be delivered pursuant to Section 3.03 with respect thereto. Subject to the provisions of Section 3.03, the Trustee shall deliver and redeliver any such Global Security in the manner and upon instructions given by the Person or Persons specified in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the Depositary with respect to such Global Security or in any applicable Company Order. If a Company Order pursuant to Section 3.03 is so delivered, any instructions by the Company with respect to such Global Security contained therein shall be in writing but need not be accompanied by or contained in an Officer’s Certificate and need not be accompanied by an Opinion of Counsel.

(5) The Depositary or, if there be one, its nominee, shall be the Holder of a Global Security for all purposes under this Indenture; and beneficial owners with respect to such Global Security shall hold their interests pursuant to applicable procedures of such Depositary. The Company, the Trustee and the Debt Security Registrar shall be entitled to deal with such Depositary for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest (including any Additional Interest) and the giving of instructions or directions by or to the beneficial owners of such Global Security as the sole Holder of such Global Security and shall have no obligations to the beneficial owners thereof (including any direct or indirect participants in such Depositary). None of the Company, the Trustee, any Paying

Agent or the Debt Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the Depositary with respect to such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ARTICLE III

THE DEBT SECURITIES

Section 3.01 Amount Unlimited; Issuable in Series.

The aggregate principal amount of Debt Securities which may be authenticated and delivered under this Indenture is unlimited.

The Debt Securities may be issued in one or more series. Subject to the last paragraph of this Section, prior to the authentication and delivery of Debt Securities of any series there shall be established by specification in a supplemental indenture or in a Board Resolution, or in an Officer’s Certificate pursuant to a supplemental indenture or a Board Resolution:

(a) the title of the Debt Securities of such series (which shall distinguish the Debt Securities of such series from Debt Securities of all other series, except to the extent that additional Debt Securities of an existing series are being issued);

(b) any limit upon the aggregate principal amount of the Debt Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to Section 3.04, 3.05, 3.06, 4.06 or 12.05 and, except for any Debt Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(c) the Person or Persons (without specific identification) to whom interest on Debt Securities of such series, or any Tranche thereof, shall be payable on any Interest Payment Date, if other than the Persons in whose names such Debt Securities (or one or more Predecessor Debt Securities) are registered at the close of business on the Regular Record Date for such interest;

(d) the dates on which or periods during which the Debt Securities of a series may be issued, and the date or dates on which the principal of the Debt Securities of such series or any Tranche thereof, is payable or any formulary or other method or other means by which such date or dates shall be determined or extended, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension);

(e) the rate or rates at which the Debt Securities of such series, or any Tranche thereof, shall bear interest, if any (including (i) the rate or rates at which overdue principal shall bear interest, if different from the rate or rates at which such Debt Securities shall bear interest prior to Maturity, (ii) if applicable, the rate or rates at which overdue premium shall bear interest, if any and (iii) if applicable, the rate or rates and extent to which Additional Interest, if any, shall be payable), whether such interest shall accrue and increase the aggregate principal amount outstanding of such series (including if such Debt Securities were originally issued at a discount) the period or periods during which such rate or rates shall be applicable, or any formulary or other method or other means by which such rate or rates, and any period or periods, shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise; the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined; whether and under what circumstances Additional Amounts shall be payable; the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on such Debt Securities on any Interest Payment Date, or the method by which such date or dates shall be determined; the right, if any, to extend or defer interest payments and the duration of such extension or deferral and the basis of computation of interest, if other than as provided in Section 3.10;

(f) the place or places at which or methods by which (1) the principal of and premium, if any, and interest (including Additional Interest), if any, on Debt Securities of such series, or any Tranche thereof, shall be payable, (2) registration of transfer of Debt Securities of such series, or any Tranche thereof, may be effected, (3) exchanges of Debt Securities of such series, or any Tranche thereof, may be effected and (4) notices and demands to or upon the Company in respect of the Debt Securities of such series, or any Tranche thereof, and this Indenture may be served; the Debt Security Registrar for such series; and if such is the case, that the principal of such Debt Securities shall be payable without presentment or surrender thereof;

(g) the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the Debt Securities of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company and any restrictions on such redemptions;

(h) the obligation or obligations or options, if any, of the Company to redeem or purchase the Debt Securities of such series, or any Tranche thereof, pursuant to any sinking fund or other mandatory redemption or tender provisions or at the option of a Holder thereof and the period or periods within which, the date or dates on which, the price or prices at which the currency or currencies in which and the terms and conditions upon which such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of Section 4.04 in the case of mandatory redemption or redemption at the option of the Holder;

(i) the denominations in which Debt Securities of such series, or any Tranche thereof, shall be issuable if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

(j) the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest (including Additional Interest), if any, on the Debt Securities of such series, or any Tranche thereof, shall be payable and any other terms concerning such payment (if other than in Dollars);

(k) if the principal of or premium, if any, or interest (including Additional Interest), if any, on the Debt Securities of such series, or any Tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Debt Securities are stated to be payable, the period or periods within which and the terms and conditions upon which such election may be made and the time and manner of determining the exchange rate between the currency in which the Debt Securities are denominated or payable without such election and the currency in which the Debt Securities are to be paid if such election is made;

(l) if the principal of or premium, if any, or interest (including Additional Interest), if any, on the Debt Securities of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formulary or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

(m) if the amount payable in respect of principal of or premium, if any, or interest (including Additional Interest), if any, on the Debt Securities of such series, or any Tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside this Indenture (including, but not limited to, an index based on a currency or currencies other than that in which the Debt Securities are stated to be payable), the manner in which such amounts shall be determined to the extent not established pursuant to clause (e) of this paragraph;

(n) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 8.02;

(o) whether the Debt Securities of the series are to be issued as Original Issue Discount Securities and the amount of discount with which such Debt Securities may be issued;

(p) provisions, if any, for the defeasance of Debt Securities of the series in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

(q) any addition to or change in the Events of Default which applies to any Debt Securities of the series and any change in the right of the Trustee or the requisite Holders of such Debt Securities to declare the principal amount thereof due and payable pursuant to Section 8.02 and any addition or change in the provisions set forth in Article VIII which applies to Debt Securities of the series;

(r) the terms, if any, pursuant to which the Debt Securities of such series, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities or property of the Company or any other Person, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

(s) the guarantors, if any, of the Debt Securities of the series, and the extent of the guarantees (including provisions relating to seniority, subordination, and the release of guarantors), if any, and any additions or changes to permit or facilitate guarantees of such Debt Securities;

(t) the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the Debt Securities of such series, or any Tranche thereof, denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company’s indebtedness in respect of such Debt Securities after the satisfaction and discharge thereof as provided in Section 7.02;

(u) whether the Debt Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for certificated Debt Securities of such series and of like tenor of any authorized denomination and the circumstances under which such exchange may occur, if other than in the manner provided for in Section 2.03; the Depositary for such Global Security or Securities; and the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legend referred to in Section 2.03;

(v) the date as of which any Global Security of the series shall be dated if other than the original issuance of the first Debt Security of the series to be issued;

(w) if the Debt Securities of such series, or any Tranche thereof, are to be issuable in bearer form, any and all matters incidental thereto which are not specifically addressed in a supplemental indenture as contemplated by clause (g) of Section 12.01;

(x) to the extent not established pursuant to clause (r) of this paragraph, any limitations on the rights of the Holders of the Debt Securities of such Series, or any Tranche thereof, to transfer or exchange such Debt Securities or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Debt Securities of such series, or any Tranche thereof, the amount or terms thereof;

(y) any exceptions to Section 1.13, or variation in the definition of Business Day, with respect to the Debt Securities of such series, or any Tranche thereof;

(z) any collateral security or assurance for such series of Debt Securities;

(aa) any credit enhancement applicable to the Debt Securities of such series;

(bb) any addition or change in the provisions related to compensation and reimbursement of the Trustee which applies to Debt Securities of such series;

(cc) any addition or change in the provisions related to supplemental indentures set forth in Sections 12.01, 12.02 and 12.03 which applies to Debt Securities of such series;

(dd) provisions, if any, granting special rights to Holders upon the occurrence of specific events;

(ee) any addition to or change in the covenants set forth in Article VI which applies to Debt Securities of the series;

(ff) whether the Debt Securities of such series are subject to subordination and the terms of such subordination;

(gg) [if the Debt Securities are to be issued to a Trust, the form or forms of the Trust Agreement and Guarantee relating thereto;] and

(hh) any other terms of the Debt Securities of such series (which terms shall not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of this Indenture with respect to such series).

With respect to Debt Securities of a series subject to a Periodic Offering, the indenture supplemental hereto or the Board Resolution which establishes such series, or the Officer’s Certificate pursuant to such supplemental indenture or Board Resolution, as the case may be, may provide general terms or parameters for Debt Securities of such series and provide either that the specific terms of Debt Securities of such series, or any Tranche thereof, shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with procedures specified in a Company Order as contemplated by clause (b) of the third paragraph of Section 3.03.

Section 3.02 Denominations.

Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, or any Tranche thereof, the Debt Securities of each series shall be issuable in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Section 3.03 Execution, Authentication, Delivery and Dating.

Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Debt Securities, or any Tranche thereof, the Debt Securities shall be executed on behalf of the Company by an Authorized Officer and may have the corporate seal of the Company affixed thereto or reproduced thereon attested by any other Authorized Officer. The signature of any or all of these officers on the Debt Securities may be manual or facsimile.

Debt Securities bearing the manual or facsimile signatures of individuals who were at the time of execution Authorized Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debt Securities or did not hold such offices at the date of such Debt Securities.

The Trustee shall authenticate and deliver Debt Securities of a series, for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:

(a) the instrument or instruments establishing the form or forms and terms of such series, as provided in Sections 2.01 and 3.01;

(b) a Company Order requesting the authentication and delivery of such Debt Securities and, to the extent that the terms of such Debt Securities shall not have been established in an indenture supplemental hereto or in a Board Resolution, or in an Officer’s Certificate pursuant to a supplemental indenture or Board Resolution, all as contemplated by Sections 2.01 and 3.01, either (i) establishing such terms or (ii) in the case of Debt Securities of a series subject to a Periodic Offering, specifying procedures, acceptable to the Trustee, by which such terms are to be established, in either case in accordance with the instrument or instruments delivered pursuant to clause (a) above; and

(c) the Debt Securities of such series, executed on behalf of the Company by an Authorized Officer.

If the form or terms of the Debt Securities of any series have been established by or pursuant to a Board Resolution or an Officer’s Certificate as permitted by Sections 2.01 or 3.01, the Trustee shall not be required to authenticate such Debt Securities if the issuance of such Debt Securities pursuant to this Indenture will materially or adversely affect the Trustee’s own rights, duties or immunities under the Debt Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Debt Securities, or any Tranche thereof, each Debt Security shall be dated the date of its authentication.

Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Debt Securities, or any Tranche thereof, no Debt Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or its agent by manual signature, and such certificate upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Debt Security shall have been authenticated and delivered hereunder to the Company, or any Person acting on its behalf, but shall never have been issued and sold by the Company, and the Company shall deliver such Debt Security to the Debt Security Registrar for cancellation as provided in Section 3.09 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) stating that such Debt Security has never been issued and sold by the Company, for all purposes of this Indenture such Debt Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.

Section 3.04 Temporary Debt Securities.

Pending the preparation of definitive Debt Securities of any series, or any Tranche thereof, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debt Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debt Securities in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debt Securities may determine, as evidenced by their execution of such Debt Securities; provided, however, that temporary Debt Securities need not recite specific redemption, sinking fund, conversion or exchange provisions.

Unless otherwise specified as contemplated by Section 3.01 with respect to the Debt Securities of any series, or any Tranche thereof, after the preparation of definitive Debt Securities of such series or Tranche, the temporary Debt Securities of such series or Tranche shall be exchangeable, without charge to the Holder thereof, for definitive Debt Securities of such series or Tranche, upon surrender of such temporary Debt Securities at the office or agency of the Company maintained pursuant to Section 6.02 in a Place of Payment for such Debt Securities. Upon such surrender of temporary Debt Securities, the Company shall, except as aforesaid, execute and the Trustee shall authenticate and deliver in exchange therefor definitive Debt Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

Until exchanged in full as hereinabove provided, temporary Debt Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of the same series and Tranche and of like tenor authenticated and delivered hereunder.

Section 3.05 Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept in each office designated pursuant to Section 6.02, with respect to the Debt Securities of each series or any Tranche thereof, a register (all registers kept in accordance with this Section being collectively referred to as the “Debt Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debt Securities of such series or Tranche and the registration of transfer thereof. The Company shall designate one Person to maintain the Debt Security Register for the Debt Securities of each series on a consolidated basis, and such Person is referred to herein, with respect to such series, as the “Debt Security Registrar.” Anything herein to the contrary notwithstanding, the Company may designate one or more of its offices as an office in which a register with respect to the Debt Securities of one or more series, or any Tranche or Tranches thereof, shall be maintained, and the Company may designate itself the Debt Security Registrar with respect to one or more of such series. The Debt Security Register shall be open for inspection by the Trustee and the Company at all reasonable times.

Except as otherwise specified as contemplated by Section 3.01 with respect to the Debt Securities of any series, or any Tranche thereof, upon surrender for registration of transfer of any Debt Security of such series or Tranche at the office or agency of the Company maintained pursuant to Section 6.02 in a Place of Payment for such series or Tranche, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debt Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

Except as otherwise specified as contemplated by Section 3.01 with respect to the Debt Securities of any series, or any Tranche thereof, any Debt Security of such series or Tranche may be exchanged at the option of the Holder, for one or more new Debt Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Debt Securities to be exchanged at any such office or agency. Whenever any Debt Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debt Securities which the Holder making the exchange is entitled to receive.

All Debt Securities delivered upon any registration of transfer or exchange of Debt Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered upon such registration of transfer or exchange.

Every Debt Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Debt Security Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Debt Security Registrar, as the case may be, duly executed by the Holder thereof or his attorney duly authorized in writing.

Unless otherwise specified as contemplated by Section 3.01 with respect to Debt Securities of any series, or any Tranche thereof, no service charge shall be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debt Securities, other than exchanges pursuant to Section 3.04, 4.06 or 12.05 not involving any transfer.

The Company shall not be required to execute or to provide for the registration of transfer of or the exchange of (a) Debt Securities of any series, or any Tranche thereof, during a period of 15 days immediately preceding the day of the mailing of a notice of redemption of the Debt Securities of such series or Tranche is to be given or (b) any Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

In case a successor Company (“Successor Company”) has executed an indenture supplemental hereto with the Trustee pursuant to Article XII, any of the Debt Securities authenticated or delivered pursuant to such transaction may, from time to time, at the request of the Successor Company, be exchanged for other Debt Securities executed in the name of the Successor Company with such changes in phraseology and form as may be appropriate, but otherwise identical to the Debt Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Successor Company, shall authenticate and deliver the Debt Securities as specified in such order for the purpose of such exchange. If Debt Securities shall at any time be authenticated and delivered in any new name of a Successor Company pursuant to this Section 3.05 in exchange or substitution for or upon registration of transfer of any Debt Securities, such Successor Company, at the option of the Holders but without expense to them, shall provide for the exchange of all Debt Securities at the time Outstanding for Debt Securities authenticated and delivered in such new name.

None of the Company, the Trustee, any Paying Agent or the Debt Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.06 Mutilated, Destroyed, Lost and Stolen Debt Securities.

If any mutilated Debt Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Debt Security of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Debt Security and (b) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Debt Security is held by a Person purporting to be the owner of such Debt Security, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debt Security, a new Debt Security of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Debt Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debt Security, pay such Debt Security.

Upon the issuance of any new Debt Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Debt Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Debt Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security shall be at any time enforceable by anyone other than the Holder of such new Debt Security, and any such new Debt Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of such series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities.

Section 3.07 Payment of Interest and Additional Interest; Interest Rights Preserved.

Unless otherwise specified as contemplated by Section 3.01 with respect to the Debt Securities of any series, or any Tranche thereof, interest and Additional Interest on any Debt Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest.

[Subject to Section 3.13,] any interest on any Debt Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the related Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debt Securities of such series (or their respective Predecessor Debt Securities) are registered at the close of business on a date (herein called a “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debt Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall promptly cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Debt Securities of such series at the address of such Holder as it appears in the Debt Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debt Securities of such series (or their respective Predecessor Debt Securities) are registered at the close of business on such Special Record Date.

(b) The Company may make payment of any Defaulted Interest on the Debt Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debt Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 3.05, each Debt Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest (including any Additional Interest) accrued and unpaid, and to accrue, which were carried by such other Debt Security.

Section 3.08 Persons Deemed Owners.

Prior to due presentment of a Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Debt Security is registered as the absolute owner of such Debt Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 3.05 and 3.07) interest (including Additional Interest), if any, on such Debt Security and for all other purposes whatsoever, whether or not such Debt Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.09 Cancellation by Debt Security Registrar.

All Debt Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Debt Security Registrar, be delivered to the Debt Security Registrar and, if not theretofore canceled, shall be promptly canceled by the Debt Security Registrar. The Company may at any time deliver to the Debt Security Registrar for cancellation any Debt Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold, and all Debt Securities so delivered shall be promptly canceled by the Debt Security Registrar. No Debt Securities shall be authenticated in lieu of or in exchange for any Debt Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All certificates representing canceled Debt Securities held by the Debt Security Registrar shall be disposed of in accordance with the customary practices of the Debt Security Registrar at the time in effect, and the Debt Security Registrar shall not be required to destroy any such certificates. The Debt Security Registrar, if other than the trustee, shall promptly deliver a certificate of disposition with respect to such disposed certificates to the Trustee and the Company unless, by a Company Order, similarly delivered, the Company shall direct that canceled Debt Securities be returned to it. The Debt Security Registrar shall promptly deliver evidence of any cancellation of a Debt Security in accordance with this Section to the Trustee and the Company. If the Trustee is the entity acting as Debt Security Registrar, it shall promptly deliver to the Company a certificate of disposition with respect to any certificates disposed of and/or evidence of any cancellation of a Debt Security, in each case in accordance with this Section, if so requested by a Company Order.

Section 3.10 Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 for Debt Securities of any series, or any Tranche thereof, interest on the Debt Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Section 3.11 Payment to be in Proper Currency.

In the case of the Debt Securities of any series, or any Tranche thereof, denominated in any currency other than Dollars or in a composite currency (the “Required Currency”), except as otherwise specified with respect to such Debt Securities as contemplated by Section 3.01, the obligation of the Company to make any payment of the principal thereof, or the premium or interest thereon, shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor except in the case of its negligence or willful misconduct.

Section 3.12 CUSIP Numbers.

The Company in issuing the Debt Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 3.13 [Deferrals of Interest Payment Dates.

If specified as contemplated by Section 3.01 with respect to the Debt Securities of a particular series, so long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of such series, from time to time to defer the payment of interest on such Debt Securities for such period or periods (each an “Extension Period”) as so specified as contemplated by Section 3.01.

The Trustee shall promptly give notice of the Company’s election to begin any such Extension Period to the Holders of the Outstanding Debt Securities of such series.]

Section 3.14 [Right to Set-off.

With respect to the Debt Securities of a series initially issued to a Trust, notwithstanding anything to the contrary herein, the Company shall have the right to set off any payment it is otherwise required to make in respect of any such Debt Security to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee relating to such Debt Security or to a holder of Trust Preferred Securities pursuant to an action undertaken under Section 8.08 of this Indenture.]

Section 3.15 [Shortening or Extension of Stated Maturity.

If specified as contemplated by Section 3.01 with respect to the Debt Securities of a particular series, the Company shall have the right to (i) shorten the Stated Maturity of the principal of the Debt Securities of such series at any time to any date and (ii) extend the Stated Maturity of the principal of the Debt Securities of such series at any time at its election for one or more periods, provided that, if the Company elects to exercise its right to extend the Stated Maturity of the principal of the Debt Securities of such series pursuant to clause (ii) above, at the time such election is made and at the time of extension, such conditions as may be specified in such Debt Securities shall have been satisfied.]

ARTICLE IV

REDEMPTION OF DEBT SECURITIES

Section 4.01 Applicability of Article.

Debt Securities of any series, or any Tranche thereof, which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Debt Securities of such series or Tranche) in accordance with this Article.

Section 4.02 Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Debt Securities shall be evidenced by a Board Resolution and/or an Officer’s Certificate. The Company shall, at least 30 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee [and, in the case of Debt Securities of a series held by a Trust, the Property Trustee under the related Trust Agreement,] in writing of such Redemption Date and of the principal amount of such Debt Securities to be redeemed. In the case of any redemption of Debt Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Debt Securities or elsewhere in this Indenture or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Debt Securities, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

Section 4.03 Selection of Debt Securities to be Redeemed.

If less than all the Debt Securities of any series, or any Tranche thereof, are to be redeemed, the particular Debt Securities to be redeemed shall be selected by the Trustee from the Outstanding Debt Securities of such series or Tranche not previously called for redemption, by such method as shall be provided for any particular series, or, in the absence of any such provision, by such method of random selection as the Trustee shall deem fair and appropriate and which may, in any case, provide for the selection for redemption of portions (equal to the minimum authorized denomination for Debt Securities of such series or Tranche or any integral multiple thereof) of the principal amount of Debt Securities of such series or Tranche of a denomination larger than the minimum authorized denomination for Debt Securities of such series or Tranche; provided, however, that if, as indicated in an Officer’s Certificate, the Company shall have offered to purchase all or any principal amount of the Debt Securities then Outstanding of any series, or any Tranche thereof, and less than all of such Debt Securities as to which such offer was made shall have been tendered to the Company for such purchase, the Trustee, if so directed by Company Order, shall select for redemption all or any principal amount of such Debt Securities which have not been so tendered.

If the Debt Securities are then held in the form of a Global Security, the Trustee shall select Debt Securities to be redeemed in accordance with the customary procedures for the Depositary.

The Trustee shall promptly notify the Company and the Debt Security Registrar in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected to be redeemed in part, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debt Securities shall relate, in the case of any Debt Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Debt Securities which has been or is to be redeemed.

Section 4.04 Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 1.06 to the Holders of the Debt Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date (unless a shorter or longer period is acceptable to the Trustee).

All notices of redemption shall state:

(a) the Redemption Date,

(b) the Redemption Price (or the method of calculating the Redemption Price),

(c) if less than all the Debt Securities of any series or Tranche are to be redeemed, the identification of the particular Debt Securities to be redeemed and the portion of the principal amount of any Debt Security to be redeemed in part,

(d) that on the Redemption Date, the Redemption Price, together with accrued interest (including Additional Interest), if any, to the Redemption Date, will become due and payable upon each such Debt Security to be redeemed and, if applicable and provided that the Redemption Price is received by the Paying Agent or Agents on or prior to the Redemption Date, that interest (including any Additional Interest) thereon will cease to accrue on and after said date,

(e) the place or places where such Debt Securities are to be surrendered for payment of the Redemption Price and accrued interest (including Additional Interest), if any, unless it shall have been specified as contemplated by Section 3.01 with respect to such Debt Securities that such surrender shall not be required,

(f) that the redemption is for a sinking or other fund, if such is the case, and

(g) such other matters as the Company shall deem desirable or appropriate (including CUSIP numbers with respect to such Debt Securities, if the Company shall so elect, in which event such notice of redemption may contain a disclaimer as to the correctness of such numbers either as printed on the Debt Securities or on such notice of redemption).

Unless otherwise specified with respect to any Debt Securities in accordance with Section 3.01, with respect to any notice of redemption of Debt Securities at the election of the Company, unless, upon the giving of such notice, such Debt Securities shall be deemed to have been paid in accordance with Section 7.02, such notice may state that such redemption shall be conditional upon the receipt by the Paying Agent or Agents for such Debt Securities, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest (including Additional Interest), if any, on such Debt Securities and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Debt Securities. In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made, and the Paying Agent or Agents for the Debt Securities otherwise to have been redeemed shall promptly return to the Holders thereof any of such Debt Securities which had been surrendered for payment upon such redemption.

Notice of redemption of Debt Securities to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company’s request, by the Debt Security Registrar in the name and at the expense of the Company. Notice of mandatory redemption of Debt Securities shall be given by the Debt Security Registrar in the name and at the expense of the Company.

Section 4.05 Debt Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Debt Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued interest (including Additional Interest), if any) such Debt Securities or portions thereof, if interest-bearing, shall cease to bear interest. Upon surrender of any such Debt Security for redemption in accordance with such notice, such Debt Security or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest (including Additional Interest), if any, to the Redemption Date; provided, however, that no such surrender shall be a condition to such payment if so specified as contemplated by Section 3.01 with respect to such Debt Security; and provided, further, that except as otherwise specified as contemplated by Section 3.01 with respect to such Debt Security, any installment of interest on any Debt Security the Stated Maturity of which installment is on or prior to the Redemption Date shall be payable to the Holder of such Debt Security, or one or more Predecessor Debt Securities, registered as such at the close of business on the related Regular Record Date according to the terms of such Debt Security and subject to the provisions of Section 3.07.

Section 4.06 Debt Securities Redeemed in Part.

Upon the surrender of any Debt Security which is to be redeemed only in part at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debt Security, without service charge, a new Debt Security or Debt Securities of the same series and Tranche, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered.

ARTICLE V

SINKING FUNDS

Section 5.01 Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of the Debt Securities of any series, or any Tranche thereof, except as otherwise specified as contemplated by Section 3.01 for Debt Securities of such series or Tranche.

The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series, or any Tranche thereof, is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Debt Securities of any series, or any Tranche thereof, is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Debt Securities of any series, or any Tranche thereof, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 5.02. Each sinking fund payment shall be applied to the redemption of Debt Securities of the series or Tranche in respect of which it was made as provided for by the terms of such Debt Securities.

Section 5.02 Satisfaction of Sinking Fund Payments with Debt Securities.

The Company (a) may deliver to the Trustee Outstanding Debt Securities (other than any previously called for redemption) of a series or Tranche in respect of which a mandatory sinking fund payment is to be made and (b) may apply as a credit Debt Securities of such series or Tranche which have been redeemed either at the election of the Company pursuant to the terms of such Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Debt Securities, in each case in satisfaction of all or any part of such mandatory sinking fund payment; provided, however, that no Debt Securities shall be applied in satisfaction of a mandatory sinking fund payment if such Debt Securities shall have been previously so applied. Debt Securities so applied shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Debt Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 5.03 Redemption of Debt Securities for Sinking Fund.

Not less than 45 days prior to each sinking fund payment date for the Debt Securities of any series, or any Tranche thereof, the Company shall deliver to the Trustee an Officer’s Certificate specifying:

(a) the amount of the next succeeding mandatory sinking fund payment for such series or Tranche;

(b) the amount, if any, of the optional sinking fund payment to be made together with such mandatory sinking fund payment;

(c) the aggregate sinking fund payment;

(d) the portion, if any, of such aggregate sinking fund payment which is to be satisfied by the payment of cash; and

(e) the portion, if any, of such aggregate sinking fund payment which is to be satisfied by delivering and crediting Debt Securities of such series or Tranche pursuant to Section 5.02 and stating the basis for such credit and that such Debt Securities have not previously been so credited, and the Company shall also deliver to the Trustee any Debt Securities to be so delivered.

If the Company shall not have delivered such Officer’s Certificate and, to the extent applicable, all such Debt Securities, on or prior to the 45th day prior to such sinking fund payment date, the sinking fund payment for such series or Tranche in respect of such sinking fund payment date shall be made entirely in cash in the amount of the mandatory sinking fund payment. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 4.03 and the Debt Security Registrar shall cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 4.04. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Sections 4.05 and 4.06.

ARTICLE VI

COVENANTS

Section 6.01 Payment of Principal, Premium and Interest.

The Company shall pay the principal of and premium, if any, and interest (including Additional Interest), if any, on the Debt Securities of each series in accordance with the terms of such Debt Securities and this Indenture.

Section 6.02 Maintenance of Office or Agency.

The Company shall maintain in each Place of Payment for the Debt Securities of each series, or any Tranche thereof, an office or agency where payment of such Debt Securities shall be made, where the registration of transfer or exchange of such Debt Securities may be effected and where notices and demands to or upon the Company in respect of such Debt Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency and prompt notice to the Holders of any such change in the manner specified in Section 1.06. If at any time the Company shall fail to maintain any such required office or agency in respect of Debt Securities of any series, or any Tranche thereof, or shall fail to furnish the Trustee with the address thereof, payment of such Debt Securities shall be made, registration of transfer or exchange thereof may be effected and notices and demands in respect thereof may be served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent for all such purposes in any such event.

The Company may also from time to time designate one or more other offices or agencies with respect to the Debt Securities of one or more series, or any Tranche thereof, for any or all of the foregoing purposes and may from time to time rescind such designations; provided, however, that, unless otherwise specified as contemplated by Section 3.01 with respect to the Debt Securities of such series or Tranche no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes in each Place of Payment for such Debt Securities in accordance with the requirements set forth above. The Company shall give prompt written notice to the Trustee, and prompt notice to the Holders in the manner specified in Section 1.06, of any such designation or rescission and of any change in the location of any such other office or agency.

Anything herein to the contrary notwithstanding, any office or agency required by this Section may be maintained at an office of the Company, in which event the Company shall perform all functions to be performed at such office or agency.

Section 6.03 Money for Debt Securities Payments to be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to the Debt Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest (including Additional Interest), if any, on any of such Debt Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest (including Additional Interest) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Company shall promptly notify the Trustee of any failure by the Company (or any other obligor on such Debt Securities) to make any payment of principal of or premium, if any, or interest (including Additional Interest), if any, on such Debt Securities.

Whenever the Company shall have one or more Paying Agents for the Debt Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest (including Additional Interest), if any, on such Debt Securities, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest (including Additional Interest) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest (including Additional Interest), and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure by it so to act.

The Company shall cause each Paying Agent for the Debt Securities of any series, or any Tranche thereof, other than the Company or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(a) hold all sums held by it for the payment of the principal of and premium, if any, or interest (including Additional Interest), if any, on such Debt Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any failure by the Company (or any other obligor upon such Debt Securities) to make any payment of principal of or premium, if any, or interest (including Additional Interest), if any, on such Debt Securities; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.

The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of Article VII; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest (including Additional Interest), if any, on any Debt Security and remaining unclaimed for two years after such principal and premium, if any, or interest (including Additional Interest) has become due and payable shall be paid to the Company on Company Request, or, if then held by the Company, shall be discharged from such trust; and, upon such payment or discharge, the Holder of such Debt Security shall, as an unsecured general creditor and not as a Holder of an Outstanding Debt Security, look only to the Company for payment of the amount so due and payable and remaining unpaid, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, may at the expense of the Company cause to be mailed, on one occasion only, notice to such Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Company.

Section 6.04 Corporate Existence.

Subject to the rights of the Company under Article XI, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence under the law of its jurisdiction of incorporation and all its rights (charter and statutory) thereunder; provided, however, that the Company shall not be required to preserve any such right if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of Debt Securities.

Section 6.05 Annual Officer’s Certificate as to Compliance.

Within 120 days after the end of each fiscal year of the Company ending after the date hereof, the Company shall deliver to the Trustee an Officer’s Certificate which need not comply with Section 1.02, executed by the principal executive officer, the principal financial officer, the principal accounting officer or treasurer of the Company, stating whether, to such officer’s knowledge, the Company is in compliance with all conditions and covenants under this Indenture.

Section 6.06 Waiver of Certain Covenants.

The Company[, subject to the rights of holders of Trust Preferred Securities specified in Section 12.02,] may omit in any particular instance to comply with any term, provision or condition set forth in Sections 6.02, 6.04, Article XI or any additional covenant or restriction specified with respect to the Debt Securities of any series, or any Tranche thereof, as contemplated by Section 3.01, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of Debt Securities of such series, or such Tranche thereof, at the time Outstanding shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition; but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE VII

SATISFACTION AND DISCHARGE

Section 7.01 Applicability of Article.

Unless otherwise specified as contemplated by Section 3.01 with respect to Debt Securities of any series, or any Tranche thereof, provisions of this Article for the defeasance of such Debt Securities shall be applicable to the Debt Securities of any series, or any Tranche thereof.

Section 7.02 Satisfaction and Discharge of Indenture.

This Indenture, with respect to the Debt Securities of any series (if all series issued under this Indenture are not to be affected), shall, upon Company Order, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Debt Securities herein expressly provided for and rights to receive payments of principal of and premium, if any, and interest on such Debt Securities) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when,

(a) either:

(1) all Debt Securities of such series theretofore authenticated and delivered (other than (A) Debt Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.06 and (B) Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 6.03) have been delivered to the Trustee for cancellation; or

(2) all Debt Securities of such series not theretofore delivered to the Trustee for cancellation,

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee in the name, and at the expense, of the Company,

and in the case of (i), (ii) or (iii) above, the Company has deposited or caused to be deposited with the Trustee or Paying Agent as trust funds in trust for the purpose an amount in the currency in which such Debt Securities are denominated (except as otherwise provided pursuant to Section 3.01) sufficient to pay and discharge the entire Indebtedness on such Debt Securities for principal and premium, if any, and interest to the date of such deposit (in the case of Debt Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, however, in the event a petition for relief under federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, is filed with respect to the Company within 91 days after the deposit and the Trustee is required to return the moneys then on deposit with the Trustee to the Company, the obligations of the Company under this Indenture with respect to such Debt Securities shall not be deemed terminated or discharged;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.01 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (a)(1) of this Section, the obligations of the Trustee under Section 7.07 and the last paragraph of Section 6.03 shall survive.

Section 7.03 Defeasance upon Deposit of Moneys or U.S. Government Obligations.

At the Company’s option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to Debt Securities of any series on the first day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 10.02 and Section 11.01 with respect to Debt Securities of any series (and, if so specified pursuant to Section 3.01, any other restrictive covenant added for the benefit of such series pursuant to Section 3.01) at any time after the applicable conditions set forth below have been satisfied (such action under clauses (a) or (b) of this paragraph in no circumstance may be construed as an Event of Default under Section 8.01):

(a) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debt Securities of such series (i) money in an amount, or (ii) U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Debt Securities of such series on the dates such installments of interest or principal and premium are due;

(b) no default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit (other than a default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit); and

(c) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company’s exercise of its option under this Section and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such action had not been exercised and, in the case of the Debt Securities of such series being Discharged accompanied by a ruling to that effect received from or published by the Internal Revenue Service.

“Discharged” means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by, and obligations under, the Debt Securities of such series and to have satisfied all the obligations under this Indenture relating to the Debt Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Debt Securities of such series to receive, from the trust fund described in clause (a) above, payment of the principal of and premium, if any, and interest on such Debt Securities when such payments are due, (B) the Company’s obligations with respect to Securities of such series under Sections 3.04, 3.05, 3.06, 6.02, 7.06 and 7.07 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely of payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (i) or (ii) are not callable or redeemable at the action of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

Section 7.04 Repayment to Company.

The Trustee and any Paying Agent shall promptly pay to the Company (or to its designee) upon Company Order any excess moneys or U.S. Government Obligations held by them at any time, including any such moneys or obligations held by the Trustee under any escrow trust agreement entered into pursuant to Section 7.06. The provisions of the last paragraph of Section 6.03 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of any series of Debt Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 7.03.

Section 7.05 Indemnity for U.S. Government Obligations.

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited U.S. Government Obligations or the principal or interest received on such U.S. Government Obligations.

Section 7.06 Deposits to be Held in Escrow.

Any deposits with the Trustee referred to in Section 7.03 above shall be irrevocable (except to the extent provided in Sections 7.04 and 7.07) and shall be made under the terms of an escrow trust agreement. If any Outstanding Debt Securities of a series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund requirement, the applicable escrow trust agreement shall provide therefor and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company. The agreement shall provide that, upon satisfaction of any mandatory sinking fund payment requirements, whether by deposit of moneys, application of proceeds of deposited U.S. Government Obligations or, if permitted, by delivery of Debt Securities, the Trustee shall pay or deliver over to the Company as excess moneys pursuant to Section 7.04 all funds or obligations then held under the agreement and allocable to the sinking fund payment requirements so satisfied.

If Debt Securities of a series with respect to which such deposits are made may be subject to later redemption at the option of the Company or pursuant to optional sinking fund payments, the applicable escrow trust agreement may, at the option of the Company, provide therefor. In the case of an optional redemption in whole or in part, such agreement shall require the Company to deposit with the Trustee on or before the date notice of redemption is given funds sufficient to pay the Redemption Price of the Debt Securities to be redeemed together with all unpaid interest thereon to the Redemption Date. Upon such deposit of funds, the Trustee shall pay or deliver over to the Company as excess funds pursuant to Section 7.04 all funds or obligations then held under such agreement and allocable to the Debt Securities to be redeemed. In the case of exercise of optional sinking fund payment rights by the Company, such agreement shall, at the option of the Company, provide that upon deposit by the Company with the Trustee of funds pursuant to such exercise the Trustee shall pay or deliver over to the Company as excess funds pursuant to Section 7.04 all funds or obligations then held under such agreement for such series and allocable to the Securities to be redeemed.

Section 7.07 Application of Trust Money.

(a) Neither the Trustee nor any other Paying Agent shall be required to pay interest on any moneys deposited pursuant to the provisions of this Indenture, except such as it shall agree with the Company in writing to pay thereon. Any moneys so deposited for the payment of the principal of, or premium, if any, or interest on the Debt Securities of any series and remaining unclaimed for two years after the date of the maturity of the Debt Securities of such series or the date fixed for the redemption of all the Debt Securities of such series at the time outstanding, as the case may be, shall be repaid by the Trustee or such other Paying Agent to the Company upon its written request and thereafter, anything in this Indenture to the contrary notwithstanding, any rights of the Holders of Debt Securities of such series in respect of which such moneys shall have been deposited shall be enforceable only against the Company, and all liability of the Trustee or such other Paying Agent with respect to such moneys shall thereafter cease.

(b) Subject to the provisions of the foregoing paragraph, any moneys which at any time shall be deposited by the Company or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of, premium, if any, and interest on any of the Debt Securities shall be and are hereby assigned, transferred and set over to the Trustee or such other Paying Agent in trust for the respective Holders of the Debt Securities for the purpose for which such moneys shall have been deposited; but such moneys need not be segregated from other funds except to the extent required by law.

Section 7.08 Deposits of Non-U.S. Currencies.

Notwithstanding the foregoing provisions of this Article, if the Debt Securities of any series are payable in a currency other than Dollars, the currency or the nature of the government obligations to be deposited with the Trustee under the foregoing provisions of this Article shall be as set forth in the Officer’s Certificate or established in the supplemental indenture under which the Debt Securities of such series are issued.

ARTICLE VIII

EVENTS OF DEFAULT; REMEDIES

Section 8.01 Events of Default.

“Event of Default”, wherever used herein with respect to Debt Securities of any series, means, except as otherwise specified pursuant to Section 3.01, any one of the following events:

(a) failure to pay interest (including Additional Interest), if any, on any Debt Security of such series within thirty (30) days after the same becomes due and payable (whether or not payment is prohibited by the provisions of Article XV hereof); [provided, however, that a valid extension of the interest payment period by the Company as contemplated in Section 3.13 of this Indenture shall not constitute a failure to pay interest for this purpose]; or

(b) failure to pay the principal of or premium, if any, on any Debt Security of such series when due and payable (whether or not payment is prohibited by the provisions of Article XV hereof); or

(c) failure to perform or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of one or more series of Debt Securities other than such series) for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Debt Securities of such series not less than the principal amount of Debt Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Debt Securities of such series, as the case may be, shall be deemed to have agreed to an extension of such period for a maximum of one hundred twenty (120) days if corrective action is initiated by the Company within such period and is being diligently pursued; or

(d) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

(e) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors;

(f) [if applicable, failure by the Company to deliver the required securities or other rights upon an appropriate conversion or exchange election by Holders of the Debt Securities or the related Trust Preferred Securities;] or

(g) any other Event of Default specified with respect to Debt Securities of such series.

Section 8.02 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default due to the default in payment of principal of, or premium, if any, or interest (including Additional Interest) on, any series of Debt Securities or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all Outstanding Debt Securities shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in principal amount of the Debt Securities of such series may then declare the principal amount (or, if any of the Debt Securities of such series are Discount Debt Securities, such portion of the principal amount as may be specified in the terms thereof as contemplated by Section 3.01) of all Debt Securities of such series and premium, if payment of any thereof be in default, and interest (including Additional Interest) accrued thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders)[; provided that, in the case of the Debt Securities of a series issued to a Trust, if, upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series fail to declare the principal of all the Outstanding Debt Securities of such series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the related series of Trust Preferred Securities issued by such Trust then outstanding shall have the right to make such declaration by notice in writing to the Company and the Trustee]. If an Event of Default due to default in the performance of any other of the covenants or warranties herein applicable to all Outstanding Debt Securities or an Event of Default specified in Section 8.01(d) or (e) shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in principal amount of all Debt Securities then Outstanding (considered as one class), and not the Holders of the Debt Securities of any one of such series, may declare the principal amount (or, if any of the Debt Securities are Discount Debt Securities, such portion of the principal amount of such Debt Securities as may be specified in the terms thereof as contemplated by Section 3.01) of all Debt Securities and premium, if payment of any thereof be in default, and interest accrued thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders). As a consequence of each such declaration (herein referred to as a declaration of acceleration) with respect to Debt Securities of any series, the principal amount (or portion thereof in the case of Discount Debt Securities) of such Debt Securities, premium, if any, and interest (including Additional Interest) accrued thereon shall become due and payable immediately (provided that the payment of principal of, premium, if any, and interest (including Additional Interest) on such Debt Securities shall remain subordinated to the extent provided in Article XV hereof).

With respect to a series of Debt Securities to which a credit enhancement is applicable, the applicable supplemental indenture may provide that the provider of such credit enhancement may, if default has occurred and is continuing with respect to such series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the Holders of Debt Securities of that series.

At any time after such a declaration of acceleration with respect to Debt Securities of any series shall have been made and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as hereinafter in this Article provided, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if

(a) the Company shall have paid or deposited with the Trustee a sum sufficient to pay

(1) all overdue interest on all Debt Securities of such series;

(2) the principal of and premium, if any, on any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest and Additional Interest thereon at the rate or rates prescribed therefor in such Debt Securities;

(3) any accrued Additional Interest on all Debt Securities of such series;

(4) all amounts due to the Trustee under Section 9.07;

and

(b) any other Event or Events of Default with respect to Debt Securities of such series, other than the non-payment of the principal of Debt Securities of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 8.13.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 8.03 Collection of Indebtedness and Suits for Enforcement by Trustee.

If an Event of Default described in clause (a) or (b) of Section 8.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Debt Securities of the series with respect to which such Event of Default shall have occurred, the whole amount then due and payable on such Debt Securities for principal and premium, if any, and interest, if any, and, to the extent permitted by law, (i) interest on premium, if any, (ii) interest on any overdue principal and (iii) Additional Interest, at the rate or rates prescribed therefor in such Debt Securities, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 9.07.

If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Debt Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Debt Securities, wherever situated.

If an Event of Default with respect to Debt Securities of any series shall have occurred and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debt Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 8.04 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debt Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Debt Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest (including Additional Interest)) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal, premium, if any, and interest (including Additional Interest), if any, owing and unpaid in respect of the Debt Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 9.07) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 9.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.05 Trustee May Enforce Claims Without Possession of Debt Securities.

All rights of action and claims under this Indenture or the Debt Securities may be prosecuted and enforced by the Trustee without the possession of any of the Debt Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 8.06 Application of Money Collected.

Subject to the provisions of Article XV, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest (including Additional Interest), if any, upon presentation of the Debt Securities in respect of which or for the benefit of which such money shall have been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 9.07;

Second: To the payment of the amounts then due and unpaid upon the Debt Securities for principal of and premium, if any, and interest (including Additional Interest), if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities for principal, premium, if any, and interest (including Additional Interest), if any, respectively; and

Third: To the payment of the remainder, if any, to the Company, or as a court of competent jurisdiction may direct in a final, non-appealable order.

Section 8.07 Limitation on Suits.

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Debt Securities of such series;

(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class, shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders shall have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

(e) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 8.08 Unconditional Right of Holders to Receive Principal, Premium and Interest[; Direct Action by Holders of Trust Preferred Securities].

Notwithstanding any other provision in this Indenture, the Holder of any Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 3.07 [and Section 3.13]) interest (including Additional Interest), if any, on such Debt Security on the Stated Maturity or Maturities expressed in such Debt Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder. [In the case of Debt Securities of a series originally issued to a Trust, any registered holder of the series of Trust Preferred Securities issued by such Trust shall have the right, upon the Occurrence of an Event of Default described in Section 8.01(a), 8.01(b) or 8.01(f) and an Event of Default has occurred and is continuing under the applicable Trust Agreement, to institute a suit directly against the Company for enforcement of Payment to such holder of principal of, premium, if any, and (subject to Sections 3.07 and 3.13) interest (including Additional Interest), if any, on the Debt Securities having a principal amount equal to the aggregate Liquidation Amount of such Trust Preferred Securities held by such holder.]

Section 8.09 Restoration of Rights and Remedies.

If the Trustee or any Holder [or any holder of Trust Preferred Securities] has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder [or any holder of Trust Preferred Securities], then and in every such case, subject to any determination in such proceeding, the Company, and Trustee and such Holder [or any holder of Trust Preferred Securities] shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder [or any holder of Trust Preferred Securities] shall continue as though no such proceeding had been instituted.

Section 8.10 Rights and Remedies Cumulative.

Except as otherwise provided in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 8.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 8.12 Control by Holders of Debt Securities.

If an Event of Default shall have occurred and be continuing in respect of a series of Debt Securities, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series; provided, however, that if an Event of Default shall have occurred and be continuing with respect to more than one series of Debt Securities, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all such series, considered as one class, shall have the right to make such direction, and not the Holders of the Debt Securities of any one of such series; and provided, further, that

(a) such direction shall not be in conflict with any rule of law or with this Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not in the Trustee’s reasonable discretion be adequate, and

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Before proceeding to exercise any right or power hereunder at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity, against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction.

Section 8.13 Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series [and, in the case of any Debt Securities of a series initially issued to a Trust, the holders of a majority in aggregate Liquidation Amount of the Trust Preferred Securities issued by such Trust may on behalf of the holders of all the Trust Preferred Securities issued by such Trust,] waive any past default hereunder with respect to such series and its consequences, except a default

(a) in the payment of the principal of or premium, if any, or interest (including Additional Interest), if any, on any Debt Security of such series, or

(b) in respect of a covenant or provision hereof which under Section 12.02 cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 8.14 Undertaking for Costs.

The Company and the Trustee agree, and each Holder by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Debt Securities of all series in respect of which such suit may be brought, considered as one class, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest (including Additional Interest), if any, on any Debt Security on or after the Stated Maturity or Maturities expressed in such Debt Security (or, in the case of redemption, on or after the Redemption Date).

Section 8.15 Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE IX

THE TRUSTEE

Section 9.01 Certain Duties and Responsibilities.

(a) The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee in the Trust Indenture Act, and no implied covenants or obligations shall be read into this Indenture against the Trustee. For purposes of Sections 315(a) and 315(c) of the Trust Indenture Act, the term “default” is hereby defined as an Event of Default which has occurred and is continuing.

(b) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default of which a Responsible Officer of the Trustee has actual knowledge has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not to confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(d) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts.

(e) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith, in accordance with any remedy available to the Trustee, or with the direction of the Holders of Debt Securities pursuant to Section 8.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(g) Notwithstanding anything contained in this Indenture to the contrary, the duties and responsibilities of the Trustee under this Indenture shall be subject to the protections, exculpations and limitations on liability afforded to the Trustee under the provisions of the Trust Indenture Act, including those provisions of such Act deemed by such Act to be included herein.

(h) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 9.02 Notice of Defaults.

The Trustee shall give the Holders notice of any default hereunder with respect to the Debt Securities of any series to the Holders of Debt Securities of such series of which it has knowledge (within the meaning of Section 9.03(h) hereof) in the manner and to the extent required to do so by the Trust Indenture Act, unless such default shall have been cured or waived; provided, however, that in the case of any default of the character specified in Section 8.01(c), no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time, or both, would become, an Event of Default. The Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 9.03 Certain Rights of Trustee.

Subject to the provisions of Section 9.01 and to the applicable provisions of the Trust Indenture Act:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Trustee need not investigate any fact or matter stated in the document;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or an Opinion of Counsel, and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel;

(d) the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be charged with knowledge of any default or Event of Default with respect to the Debt Securities of any series for which it is acting as Trustee unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of the default or Event of Default or (2) written notice of such default or Event of Default (which shall state that such notice is a “Notice of Default” or a “Notice of an Event of Default” hereunder, as the case may be) shall have been given to a Responsible Officer of the Trustee by the Company, any other obligor on such Debt Securities or by any Holders of such Debt Securities of at least 25% in the aggregate principal amount of all Debt Securities then Outstanding;

(i) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction;

(j) the Trustee may request that the Company deliver a certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(k) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(l) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person properly employed to act hereunder; and

(m) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised o the likelihood of such loss or damage and regardless of the form of action.

Section 9.04 Not Responsible for Recitals or Issuance of Debt Securities.

The recitals contained herein and in the Debt Securities (except the Trustee’s certificates of authentication) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Debt Securities or the proceeds thereof.

Section 9.05 May Hold Debt Securities.

Each of the Trustee, any Authenticating Agent, any Paying Agent, any Debt Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and, subject to Sections 9.08 and 9.13, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Authenticating Agent, Paying Agent, Debt Security Registrar or such other agent.

Section 9.06 Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law. The Trustee shall be under no liability for interest on investment of any money received by it hereunder except as expressly provided herein or otherwise agreed with, and for the sole benefit of, the Company.

Section 9.07 Compensation and Reimbursement.

The Company shall:

(a) pay to the Trustee as agreed upon in writing from time to time, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, reimburse the Trustee upon its request for all expenses or disbursements reasonably incurred (including expenses or disbursements for extraordinary services performed in accordance with this Indenture) or made by the Trustee in accordance with any provision of this Indenture, including the costs of collection (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such expense or disbursement may be attributable to its own negligence, willful misconduct or bad faith;

(c) [pay all debts and obligations (other than with respect to the Trust Preferred Securities and the Trust Common Securities) and all reasonable costs and expenses of any Trust to which Debt Securities are originally issued (including without limitation all reasonable costs and expenses relating to the organization of such Trust, the fees and expenses of the trustees and all costs and expenses relating to the operation of such Trust) and to pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on such Trust by the United States, or any taxing authority, so that the net amounts received and retained by such Trust and its Property Trustee after paying such expenses will be equal to the amounts such Trust and its Property Trustee would have received had no such costs or expenses been incurred by or imposed on such Trust; provided that (i) the foregoing obligations of the Company pursuant to this clause (d) are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (each, a “Creditor”) whether or not such Creditor has received notice thereof; (ii) any such Creditor may enforce such obligations directly against the Company, and the Company irrevocably waives any right or remedy to require that any such Creditor take any action against such Trust or any other person before proceeding against the Company; and (iii) the Company shall execute such additional agreements as may be necessary or desirable to give full effect to the foregoing;] and

(d) fully indemnify the Trustee and hold it harmless from and against any and all losses, demands, claims, liabilities, causes of action or expenses (including reasonable attorney’s fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the performance of its duties hereunder (including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, demand, claim, liability, cause of action or expense may be attributable to its own negligence, willful misconduct or bad faith) and assume the defense of the Trustee with counsel acceptable to the Trustee, unless the Trustee shall have been advised by counsel that there may be a conflict of interest or one or more legal defenses available to it which are different from or additional to those available to the Company in which case the Trustee may employ, and the Company shall pay the fees and expenses of, its own counsel.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Debt Securities upon all property and funds held or collected by the Trustee as such other than property and funds held in trust under Section 7.07 (except as otherwise provided in Section 7.07). “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

When a Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 8.01(d) or Section 8.01(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive termination of this Indenture and resignation or removal of the Trustee.

Section 9.08 Disqualification; Conflicting Interests.

If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture. For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee shall not be deemed to have a conflicting interest by virtue of being a Trustee under (i) this Indenture with respect to Debt Securities of more than one series or (ii) the Indenture between the Company and the Trustee dated as of July 12, 2011, including any supplemental indentures thereto. [Each Guarantee with respect to a Trust shall be deemed to be sufficiently described in this Indenture for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.]

Section 9.09 Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be

(a) a corporation organized and doing business under the laws of the United States, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority, or

(b) if and to the extent permitted by the Commission by rule, regulation or order upon application, a corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 or the Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, qualified and eligible under this Article and the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 9.10 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 9.11.

(b) The Trustee may resign at any time with respect to the Debt Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 9.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

(c) The Trustee may be removed at any time with respect to the Debt Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 9.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

(2) the Trustee shall cease to be eligible under Section 9.09 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Trustee with respect to all Debt Securities or (y) subject to Section 8.14, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Debt Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated in clause (y) in subsection (d) of this Section), with respect to the Debt Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Debt Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Debt Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Debt Securities of any particular series) and shall comply with the applicable requirements of Section 9.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debt Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 9.11, become the successor Trustee with respect to the Debt Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Debt Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 9.11, any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

(f) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, and except with respect to a Trustee appointed by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities pursuant to subsection (e) of this Section, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 9.11, the Trustee shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed by the Company pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 9.11, all as of such date, and all other provisions of this Section and Section 9.11 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).

(g) The Company or, should the Company fail so to act promptly, the successor Trustee, at the expense of the Company, shall give notice of each resignation and each removal of the Trustee with respect to the Debt Securities of any series and each appointment of a successor Trustee with respect to the Debt Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Debt Securities of such series as their names and addresses appear in the Debt Security Register. Each notice shall include the name of the successor Trustee with respect to the Debt Securities of such series and the address of its corporate trust office.

(h) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligation under Section 9.07 shall continue for the benefit of the retiring Trustee.

Section 9.11 Acceptance of Appointment by Successor or New Trustee.

(a) In case of the appointment hereunder of a successor Trustee with respect to the Debt Securities of all series, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee and thereupon the duties and obligations of the retiring Trustee shall cease and terminate; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all sums owed to it, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to the lien provided for in Section 9.07.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Debt Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee, upon payment of all sums owed to it, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates.

(c) In case of the appointment hereunder of a new Trustee with respect to the Debt Securities of a series prior to the issuance of any Debt Securities of such series, the Company and the new Trustee with respect to the Debt Securities of that series shall execute and deliver an indenture supplemental hereto wherein the new Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such new Trustee all the rights, powers, trusts and duties of the “Trustee” hereunder with respect to the Debt Securities of that series to which the appointment of such new Trustee relates, and (2) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute the different Trustees as co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture such new Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the Trustee hereunder with respect to the Debt Securities of that series to which the appointment of such new Trustee relates. Any such appointment of a new Trustee with respect to a series of Debt Securities prior to the issuance of any Debt Securities of such series shall not affect the rights, powers, trusts and duties of any other Trustee of Debt Securities hereunder with respect to any other series of Debt Securities.

(d) Upon request of any such successor Trustee, the Company shall execute any instruments which fully vest in and confirm to such successor or new Trustee all such rights, powers and trusts referred to in subsection (a) or (b) of this Section, as the case may be.

(e) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor or new Trustee shall be qualified and eligible under this Article.

Section 9.12 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Debt Securities.

Section 9.13 Preferential Collection of Claims Against Company.

If the Trustee shall be or become a creditor of the Company or any other obligor upon the Debt Securities (other than by reason of a relationship described in Section 311(b) of the Trust Indenture Act), the Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company or such other obligor.

Section 9.14 Co-trustees and Separate Trustees.

At any time or times, for the purpose of meeting the legal requirements of any applicable jurisdiction, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least twenty-five per centum (25%) in principal amount of the Debt Securities then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

(a) the Debt Securities shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

(b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co- trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

(c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

(d) no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder; and

(e) any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Section 9.15 Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to the Debt Securities of one or more series, or any Tranche thereof, which shall be authorized to act on behalf of the Trustee to authenticate Debt Securities of such series or Tranche issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Debt Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Debt Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any State or territory thereof or the District of Columbia or the Commonwealth of Puerto Rico, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving 45 days written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

The provisions of Sections 3.08, 9.04 and 9.05 shall be applicable to each Authenticating Agent.

If an appointment with respect to the Debt Securities of one or more series, or any Tranche thereof, shall be made pursuant to this Section, the Debt Securities of such series or Tranche may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

By [ ], As Trustee

By
As Authenticating Agent

By
Authorized Signatory

If all of the Debt Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Debt Securities upon original issuance located in a Place of Payment where the Company wishes to have Debt Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel), shall appoint, in accordance with this Section and in accordance with such procedures as shall be acceptable to the Trustee, an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Debt Securities.

ARTICLE X

HOLDERS’ LISTS AND REPORTS

BY TRUSTEE AND COMPANY

Section 10.01 Lists of Holders.

Semiannually, not later than April 1 and October 1 in each year, commencing with the year 2012, and at such other times as the Trustee may request in writing, the Company shall furnish or cause to be furnished to the Trustee information as to the names and addresses of the Holders, and the Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act; provided, however, that no such list need be furnished so long as the Trustee shall be the Debt Security Registrar. Every holder of Debt Securities by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Debt Securities in accordance with Section 312 of the Trust Indenture Act, or any successor section of such Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trustee Indenture Act, or any successor section of such Act.

Section 10.02 Reports by Trustee and Company.

So long as any Debt Securities are outstanding, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided therein. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each anniversary following the date of this Indenture deliver to Holders a brief report which complies with the provisions of such Section 313(a). The Trustee shall transmit to the Holders, the Commission and each securities exchange upon which any Debt Securities are listed, and the Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that, unless available on EDGAR, any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 30 days after the same is filed with the Commission. Delivery of such reports, information and documents by the Company to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

The Company shall notify the Trustee of the listing or delisting of any Debt Securities on any securities exchange.

ARTICLE XI

CONSOLIDATION, MERGER,

CONVEYANCE OR OTHER TRANSFER

Section 11.01 Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other corporation, or convey or otherwise transfer or lease its properties and assets substantially as an entirety to any Person, unless

(a) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest (including Additional Interest), if any, on all Outstanding Debt Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(b) immediately after giving effect to such transaction and treating any indebtedness for money borrowed which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, or other transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transactions have been complied with.

Section 11.02 Successor Corporation Substituted.

Upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, or other transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 11.01, the successor corporation formed by such consolidation or into which the Company is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Debt Securities Outstanding hereunder.

ARTICLE XII

SUPPLEMENTAL INDENTURES

Section 12.01 Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debt Securities, all as provided in Article XI; or

(b) to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding Debt Securities of, one or more specified series, or one or more specified Tranches thereof, or to surrender any right or power herein conferred upon the Company; or

(c) to add any additional Events of Default with respect to all or any series of Debt Securities Outstanding hereunder; or

(d) to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that if such change, elimination or addition shall adversely affect the interests of the Holders of Debt Securities of any series or Tranche Outstanding on the date of such indenture supplemental hereto in any material respect, such change, elimination or addition shall become effective with respect to such series or Tranche only pursuant to the provisions of Section 12.02 hereof or when no Debt Security of such series or Tranche remains Outstanding; or

(e) to provide collateral security for the Debt Securities; or

(f) to establish the form or terms of Debt Securities of any series or Tranche as contemplated by Sections 2.01 and 3.01; or

(g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

(h) to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 9.11(b); or

(i) to provide for the procedures required to permit the Company to utilize, at its option, a non-certificated system of registration for all, or any series or Tranche of, the Debt Securities; or to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

(j) to change any place or places where (1) the principal of and premium, if any, and interest (including Additional Interest), if any, on all or any series of Debt Securities, or any Tranche thereof, shall be payable, (2) all or any series of Debt Securities, or any Tranche thereof, may be surrendered for registration of transfer, (3) all or any series of Debt Securities, or any Tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of Debt Securities, or any Tranche thereof, and this Indenture may be served; or

(k) to cure any ambiguity or to correct or supplement any provision contained herein or in any indenture supplemental hereto which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or to conform the terms hereof, as amended and supplemented, that are applicable to the Securities of any series to the description of the terms of such Debt Securities in the offering memorandum, prospectus supplement or other offering document applicable to such Debt Securities at the time of initial sale thereof.

Without limiting the generality of the foregoing, if the Trust Indenture Act as in effect at the date of the execution and delivery of this Indenture or at any time thereafter shall be amended and

(x) if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to effect or evidence such changes or additional provisions; or

(y) if any such amendment shall permit one or more changes to, or the elimination of, any provisions hereof which, at the date of the execution and delivery hereof or at any time thereafter, are required by the Trust Indenture Act to be contained herein, this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof.

Section 12.02 Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities of all series then Outstanding under this Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be Debt Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Debt Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Debt Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Debt Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall:

(a) change the Stated Maturity of the principal of, or any installment of principal of or interest (including Additional Interest) on [(except as provided in Section 3.13 hereof)] any Debt Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Debt Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 8.02, or change the coin or currency (or other property), in which any Debt Security or any premium or the interest (including any Additional Interest) thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Debt Security (or, in the case of redemption, on or after the Redemption Date), without, in any such case, the consent of the Holder of such Debt Security, or

(b) reduce the percentage in principal amount of the Outstanding Debt Securities of any series or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or of any default hereunder and its consequences, or reduce the requirements of Section 13.04 for quorum or voting, without, in any such case, the consent of the Holders of each Outstanding Debt Security of such series or Tranche, or

(c) modify any of the provisions of this Section, Section 6.06 or Section 8.13 with respect to the Debt Securities of any series, or any Tranche thereof (except to increase the percentages in principal amount referred to in this Section or such other Sections or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby); provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 9.11(b), 9.14 and 12.01(h)[;

provided, further, that, in the case of the Debt Securities of a series originally issued to a Trust, so long as any of the corresponding series of Trust Preferred Securities issued by such Trust remains outstanding, (i) no such amendment shall be made that adversely affects the holders of such Trust Preferred Securities in any material respect, and no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this

Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of such Trust Preferred Securities then outstanding unless and until the principal of (and premium, if any, on) the Debt Securities of such series and all accrued and (subject to Section 3.07) unpaid interest (including any Additional Interest) thereon have been paid in full or provision therefor shall have been made in accordance with Article VII, and (ii) no amendment shall be made to Section 8.08 of this Indenture that would impair the rights of the holders of Trust Preferred Securities issued by a Trust provided therein without the prior consent of the holders of each such Trust Preferred Security then outstanding unless and until the principal of (and premium, if any, on) the Debt Securities of such series and all accrued and (subject to Section 3.07) unpaid interest (including any Additional Interest) thereon have been paid in full or provision therefor shall have been made in accordance with Article VII.]

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Debt Securities, or of one or more Tranches thereof, [or any corresponding series of Trust Preferred Securities of a Trust that holds the Debt Securities of any series,] or that modifies the rights of the Holders of Debt Securities of such series or Tranches [or holders of such Trust Preferred Securities of such corresponding series] with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series or Tranche [or holders of Trust Preferred Securities of any other such corresponding series].

Upon the request of the Company, accompanied by a copy of the Board Resolution authorizing the execution of any such supplemental indenture, compliance by the Company with Section 12.03 hereof, and the filing with the Trustee of evidence of the consent of the Holders of the Debt Securities required hereunder with respect to the proposed supplemental indenture, the Trustee shall join with the Company in the execution of such supplemental indenture unless the supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. A waiver by a Holder of such Holder’s right to consent under this Section shall be deemed to be a consent of such Holder.

Section 12.03 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Any supplemental indenture permitted by this Article may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.

Section 12.04 Conformity With Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 12.05 Reference in Debt Securities to Supplemental Indentures.

Debt Securities of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debt Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debt Securities of such series or Tranche.

Section 12.06 Modification Without Supplemental Indenture.

If the terms of any particular series of Debt Securities shall have been established in a Board Resolution or an Officer’s Certificate pursuant to a Board Resolution as contemplated by Section 3.01, and not in an indenture supplemental hereto, additions to, changes in or the elimination of any of such terms may be effected by means of a supplemental Board Resolution or Officer’s Certificate, as the case may be, delivered to, and accepted by, the Trustee; provided, however, that such supplemental Board Resolution or Officer’s Certificate shall not be accepted by the Trustee or otherwise be effective unless all conditions set forth in this Indenture which would be required to be satisfied if such additions, changes or elimination were contained in a supplemental indenture shall have been appropriately satisfied. Upon the acceptance thereof by the Trustee, any such supplemental Board Resolution or Officer’s Certificate shall be deemed to be a “supplemental indenture” for purposes of Section 12.03 and 12.05.

Section 12.07 Execution of Supplemental Indentures.

The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE XIII

MEETINGS OF HOLDERS; ACTION WITHOUT MEETING SECTION

Section 13.01 Purposes for Which Meetings May be Called.

A meeting of Holders of Debt Securities of one or more, or all, series, or any Tranche or Tranches thereof, may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Debt Securities of such series or Tranches.

Section 13.02 Call, Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of Debt Securities of one or more, or all, series, or any Tranche or Tranches thereof, for any purpose specified in Section 13.01, to be held at such time and at such place in New York, New York, as the Trustee shall determine, or, with the approval of the Company, at any other place. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.06, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b) If the Trustee shall have been requested to call a meeting of the Holders of Debt Securities of one or more, or all, series, or any Tranche or Tranches thereof, by the Company or by the Holders of 33% in aggregate principal amount of all of such series and Tranches, considered as one class, for any purpose specified in Section 13.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Debt Securities of such series and Tranches in the amount above specified, as the case may be, may determine the time and the place in New York, New York, or in such other place as shall be determined or approved by the Company, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

(c) Any meeting of Holders of Debt Securities of one or more, or all, series, or any Tranche or Tranches thereof, shall be valid without notice if the Holders of all Outstanding Debt Securities of such series or Tranches are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Debt Securities of such series, or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

Section 13.03 Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Debt Securities of one or more, or all, series, or any Tranche or Tranches thereof, a Person shall be (a) a Holder of one or more Outstanding Debt Securities of such series or Tranches, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Debt Securities of such series or Tranches by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of Holders of Debt Securities of any series or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 13.04 Quorum; Action.

The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Debt Securities of the series and Tranches with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders of Debt Securities of such series and Tranches; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of such series and Tranches, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Debt Securities of such series and Tranches, considered as one class, shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Debt Securities of such series and Tranches, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided by Section 13.05(e), notice of the reconvening of any meeting adjourned for more than 30 days shall be given as provided in Section 13.02(a) not less than ten days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Debt Securities of such series and Tranches which shall constitute a quorum.

Except as limited by Section 12.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of the series and Tranches with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of such series and Tranches, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of such series and Tranches, considered as one class.

Any resolution passed or decision taken at any meeting of Holders of Debt Securities duly held in accordance with this Section shall be binding on all the Holders of Debt Securities of the series and Tranches with respect to which such meeting shall have been held, whether or not present or represented at the meeting.

Section 13.05 Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Attendance at meetings of Holders of Debt Securities may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Debt Securities with respect to which it was given unless and until specifically revoked by the Holder or future Holder of such Debt Securities before being voted.

(b) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Debt Securities in regard to proof of the holding of such Debt Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Debt Securities shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

(c) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 13.02(b), in which case the Company or the Holders of Debt Securities of the series and Tranches calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Debt Securities of all series and Tranches represented at the meeting, considered as one class.

(d) At any meeting each Holder or proxy shall be entitled to one vote for each $1 principal amount of Debt Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Debt Security or proxy.

(e) Any meeting duly called pursuant to Section 13.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Debt Securities of all series and Tranches represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.

Section 13.06 Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Debt Securities, of the series and Tranches with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 13.02 and, if applicable, Section 13.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 13.07 Action Without Meeting.

In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by written instruments as provided in Section 1.04.

ARTICLE XIV

IMMUNITY OF INCORPORATORS,

STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 14.01 Liability Solely Corporate.

No recourse shall be had for the payment of the principal of or premium, if any, or interest (including Additional Interest), if any, on any Debt Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Debt Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or indirectly through the Company or any predecessor or successor corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Debt Securities or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Debt Securities.

ARTICLE XV

SUBORDINATION OF SECURITIES

Section 15.01 Agreement to Subordinate.

In the event a series of Debt Securities is designated as subordinated pursuant to Section 3.01, and except as otherwise provided in a Company Order or in one or more indentures supplemental hereto, the Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Debt Securities of such series by his, her or its acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest, if any, on each and all of the Debt Securities of such series is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness. In the event a series of Debt Securities is not designated as subordinated pursuant to Section 3.01, this Article XV shall have no effect upon the Debt Securities.

Section 15.02 Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Debt Securities.

Subject to Section 15.01, upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof with respect to the Debt Securities and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law):

(a) the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal thereof (and premium, if any) and interest due thereon before the Holders of the Debt Securities are entitled to receive any payment upon the principal (or premium, if any) or interest, if any, on Indebtedness evidenced by the Debt Securities; and

(b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Debt Securities or the Trustee would be entitled except for the provisions of this Article XV shall be paid by the liquidation trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities prohibited by the foregoing, shall be received by the Trustee or the Holders of the Debt Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over, upon written notice to a Responsible Officer of the Trustee, to the holder of such Senior Indebtedness or his, her or its representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, as calculated by the Company, for application to payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness, the Holders of the Debt Securities shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent that distributions otherwise payable to such holder have been applied to the payment of Senior Indebtedness) to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness until the principal of (and premium, if any) and interest, if any, on the Debt Securities shall be paid in full and no such payments or distributions to the Holders of the Debt Securities of cash, property or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Debt Securities be deemed to be a payment by the

Company to or on account of the Debt Securities. It is understood that the provisions of this Article XV are and are intended solely for the purpose of defining the relative rights of the Holders of the Debt Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Article XV or elsewhere in this Indenture or in the Debt Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Debt Securities, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Debt Securities the principal of (and premium, if any) and interest, if any, on the Debt Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Debt Securities and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or in the Debt Securities prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XV of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article XV, the Trustee, subject to the provisions of Section 15.05, shall be entitled to conclusively rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereof and all other facts pertinent thereto or to this Article XV.

Section 15.03 No Payment on Debt Securities in Event of Default on Senior Indebtedness.

Subject to Section 15.01, no payment by the Company on account of principal (or premium, if any), sinking funds or interest, if any, on the Debt Securities shall be made at anytime if: (i) a default on Senior Indebtedness exists that permits the holders of such Senior Indebtedness to accelerate its maturity and (ii) the default is the subject of judicial proceedings or the Company has received notice of such default. The Company may resume payments on the Debt Securities when full payment of amounts then due for principal (premium, if any), sinking funds and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 15.03, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, but only to the extent that the holders of such Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on such Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Senior Indebtedness.

Section 15.04 Payments on Debt Securities Permitted.

Subject to Section 15.01, nothing contained in this Indenture or in any of the Debt Securities shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time except as provided in Sections 15.02 and 15.03, payments of principal of (or premium, if any) or interest, if any, on the Debt Securities or (b) prevent the application by the Trustee of any moneys or assets deposited with it hereunder to the payment of or on account of the principal of (or premium, if any) or interest, if any, on the Debt Securities, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office written notice of any fact prohibiting the making of such payment from the Company or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such trustee more than two Business Days prior to the date fixed for such payment.

Section 15.05 Authorization of Securityholders to Trustee to Effect Subordination.

Subject to Section 15.01, each Holder of Debt Securities by his acceptance thereof authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XV and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 15.06 Notices to Trustee.

The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies or assets to or by the Trustee in respect of the Debt Securities of any series pursuant to the provisions of this Article XV. Subject to Section 15.01, notwithstanding the provisions of this Article XV or any other provisions of this Indenture, neither the Trustee nor any Paying Agent (other than the Company) shall be charged with knowledge of the existence of any Senior Indebtedness or of any fact which would prohibit the making of any payment of moneys or assets to or by the Trustee or such Paying Agent, unless and until a Responsible Officer of the Trustee or such Paying Agent shall have received (in the case of a Responsible Officer of the Trustee, at the Corporate Trust Office of the Trustee) written notice thereof from the Company or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such trustee and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to presume that no such facts exist; provided, however, that if at least two Business Days prior to the date upon which by the terms hereof any such moneys or assets may become payable for any purpose (including, without limitation, the payment of either the principal (or premium, if any) or interest, if any, on any Security) a Responsible Officer of the Trustee shall not have received with respect to such moneys or assets the notice provided for in this Section 15.06, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys or assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such a notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XV and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 15.07 Trustee as Holder of Senior Indebtedness.

Subject to Section 15.01, the Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XV in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article XV shall apply to claims of, or payments to, the Trustee under or pursuant to Sections 8.06 or 9.07.

Section 15.08 Modifications of Terms of Senior Indebtedness.

Subject to Section 15.01, any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Debt Securities or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article XV or of the Debt Securities relating to the subordination thereof.

Section 15.09 Reliance on Judicial Order or Certificate of Liquidating Agent.

Subject to Section 15.01, upon any payment or distribution of assets of the Company referred to in this Article XV, the Trustee and the Holders of the Debt Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Debt Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV.

Section 15.10 Satisfaction and Discharge; Defeasance and Covenant Defeasance.

Subject to Section 15.01, amounts and U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article VII and not, at the time of such deposit, prohibited to be deposited under Sections 15.02 or 15.03 shall not be subject to this Article XV.

Section 15.11 Trustee Not Fiduciary for Holders of Senior Indebtedness.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or observe only such of its covenants and obligations as are specifically set forth in this Article XV, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. The Trustee shall not be liable to any such holder if it shall pay over or distribute to or on behalf of Holders of Debt Securities or the Company, or any other Person, moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article XV or otherwise.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

DEVON ENERGY CORPORATION

By:
Name:
Title:

[Trustee’s signature page follows]

[ ], Trustee

By:
Authorized Representative